Exhibit 10.8

                          QUARRY WINERY LEASE AGREEMENT

                                TABLE OF CONTENTS


1.   Premises..................................................................2


2.   Winery Use Permit and Other Permits.......................................3


3.   Term......................................................................4


4.   Uses Allowed By the Lease.................................................4


5.   Rent......................................................................5


6.   Other Uses of Lessor's Land...............................................9


7.   Schedule..................................................................9


8.   Possession................................................................9


9.   Improvements..............................................................9


10.   Lessor's Nominee........................................................11


11.   Role of Justin M. Faggioli..............................................12


12.   Repairs.................................................................12


13.   Taxes...................................................................13


14.   Utilities...............................................................15


15.   Insurance and Casualty Events...........................................15


16.   Liens and Encumbrances..................................................17


17.   Access..................................................................18

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18.   Water Licenses..........................................................20


19.   Condemnation............................................................21


20.   Disposal of Crush Residue and Pomace....................................22


21.   Assignment or Subletting................................................22


22.   Lessor's and JMF's Investment in Ravenswood Winery, Inc.................23


23.   Termination in the Event Building Permit is Not Obtained................24


24.   Default; Remedies.......................................................24


25.   Surrender...............................................................30


26.   Dispute Resolution and Arbitration......................................30


27.   Right of the First Option to Purchase...................................31


28.   Right of the First Option to Rent.......................................33


29.   Renewal of the Lease and Buyout of Lessee Improvements..................35


30.   Memorandum of Lease.....................................................36


31.   Attorney's Fees.........................................................36


32.   Notices.................................................................36


33.   Toxic and Hazardous Substances..........................................37


34.   Compliance with Laws, etc...............................................39


35.   Liability and Indemnity.................................................40


36.   Miscellaneous...........................................................41


                                       ii

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                          QUARRY WINERY LEASE AGREEMENT

This lease (the "Lease") is entered into as of January 1, 1999 among and between Bruce B. Donnell and Sandra D. Donnell, jointly and severally, as tenants in common, collectively dba as Donnell-El Novillero Ranch ("Lessor") and Ravenswood Winery, Inc. ("Lessee").


                                    RECITALS

         The parties agree the following recitals are true and correct:

         WHEREAS, Bruce B. Donnell and Sandra D. Donnell own certain parcels of land and a use permit, as specified in a resolution adopted by the Sonoma County Board of Supervisors (Resolution Number 97-0124), to construct and to operate a 250,000 case winery on portions of these parcels, and;

         WHEREAS, Lessor has neither the interest nor the expertise to build and to operate a winery on the Premises (as defined below), and;

         WHEREAS, Lessee desires to lease the portions of the parcels which are included in the use permit and are zoned for agricultural use and intends to design, to secure financing for, and to build and to operate a winery on the leased portions under the terms of this agricultural lease as more fully set forth below, and;

         WHEREAS, no rights, interests, licenses or ownership will be created, however inadvertently, that will extend beyond the term of this Lease unless specifically agreed to by the parties in this Lease or in a separate writing signed by the parties, and;

         WHEREAS, recognizing the long-term nature of this Lease and the complexity of the issues involved, both parties have attempted to anticipate potential problems and issues that may arise in the future. The parties anticipate that they will be able to resolve

                                       1.

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any future  problems  and  issues  that may arise in the future and that are not resolved or not covered in this Lease in an open and amicable manner, and;

         WHEREAS, the Premises as (defined below) are portions of parcels owned by Lessor, and Lessee shall have no rights of use, or access to, other portions of the parcels or to other property of Lessor, except as permitted in this Lease. The remaining portions of Lessor's parcels which are not included in the leased premises shall remain free for whatever uses Lessor desires, provided any such uses do not negatively impact Lessee, and;

         WHEREAS, Lessor does not have any specific long-term plan for the unleased portions of the parcels; however, the expectation of the parties is that such use will not be inconsistent with a winery use.

                                    AGREEMENT

         Now, therefore, in consideration of the foregoing and the mutual promises of the parties and the conditions of this Lease, the parties hereby agree as follows:

1. Premises

The premises to be leased to Lessee (the "Premises") shall consist of:

         (a) a winery site of approximately 11 acres upon which the winery and the septic system shall be located. Exhibit 1 describes the proposed location of the winery site and a portion of the Premises referred to below in Section 1(b) and Section 1(c). Each of the Exhibits referenced in this Lease is attached to and is hereby incorporated into and made a part of this Lease. A legal description of the

                                       2.

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         winery and septic  system site is attached as Exhibit 2. The winery and septic system sites are located on Sonoma County Assessors Parcel # 142-122-04.

         (b) a wastewater pond and discharge area identified on Exhibit 1. A legal description of this wastewater pond and discharge area is attached as Exhibit 3. The wastewater ponds are located on Sonoma County Assessors Parcel # 121-158-077.

         (c) access to the winery site and wastewater ponds and discharge area. These accessroutes are described on Exhibit 4.

         (d) access for constructing, using and maintaining utilities, water systems, wastewater piping and other purposes described on Exhibit 4.

Lessor and Lessee shall use their best efforts to ensure that the Premises are confined to the areas identified on Exhibits 1 through 4. However, due to the lack of certainty of the exact location of the areas of the Premises and the potential need to modify the areas in response to construction conditions, Lessee and Lessor agree that the actual legal descriptions of the Premises will be modified, in the event that they differ from Exhibits 2 and 3, when the winery, including its septic and wastewater systems, is operational and an occupancy permit has been received from the County of Sonoma. Upon the commencement of this Lease, Lessor agrees that Lessee shall have access to the Premises in order to design, build and operate a winery.

2. Winery Use Permit and Other Permits

The use permit from the County of Sonoma pursuant to County Resolution Number 97-0124 is attached as Exhibit 5 (the "Use Permit"). The Use Permit and other permits or rights obtained by Lessor for the benefit of the winery project are incorporated into this

                                       3.

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Lease for the benefit of the Lessee  until the  termination  of this  Lease,  at which time they shall become the property of Lessor.

3. Term

The term of this Lease shall commence upon the date of execution of this Lease and shall end on December 31, 2032.

4. Uses Allowed By the Lease

The Premises are leased to Lessee for the purpose of building and operating a winery facility and for all such other uses as are reasonably incident thereto and as allowed by and in conformance with the Use Permit and other applicable laws. Lessee shall not convert the Premises to any other use without the written consent of the Lessor. Allowed uses shall include, without limitation, all winery and winemaking related activities, including but not limited to crushing, fermenting, bulk wine storage, bottling, case goods storage, and maintaining administrative offices. Both parties understand that it is very likely that Lessee will take the steps necessary to obtain permits to allow Lessee to build and to operate a tasting room on the site upon cessation of quarry activities. If Lessee desires to obtain a use permit to operate a tasting room, Lessor and Lessee shall attempt to negotiate and to reach agreement on rent and other business terms based upon this additional use of the Premises. Lessor also agrees to cooperate in obtaining a new use permit from the County of Sonoma which will allow such uses on the Premises. If the parties cannot reach agreement on rental terms for the additional use, the parties agree to enter into arbitration pursuant to the arbitration procedure described in Section 26 of this Lease. The above notwithstanding, the results of said arbitration shall not result in an extension of the Lease term. In the event a use permit to operate a tasting room is

                                       4.

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obtained for the Premises from the County of Sonoma,  and Lessee and Lessor have reached agreement on rent and other business terms, the parties agree that any such uses by Lessee shall be limited to the following activities: public tours and tasting, retail sales of wine, food and merchandise, food demonstrations and teaching, public food service within tasting room hours, promotional dinners and business related events. Any promotional dinners shall be limited to no more than 200 people. Other uses may be allowed provided that they are in conformance with the use permit and Lessee has obtained prior written approval from Lessor, which approval may or may not be granted at Lessor's sole discretion.

5. Rent

         (a)      Schedule of Payments

         The schedule for rental payments shall be as follows:

                  (i) For the period of January 1, 1998 through July 31, 1998, rent of $1,500 per month shall be paid by Lessee to Lessor.

                  (ii) For the period of August 1, 1998 through April 30, 1999, base rent of $1,722.66 per month, which is one-half of the Initial Base Rent established in Section 5(b) below, shall be paid by Lessee to Lessor.

                  (iii)  The  first   inflation   adjustment,   which  shall  be
                  calculated   pursuant  to  Subsection  (c)  below,   shall  be
                  effective and commence on May 1, 1999. This inflation adjustment shall be applied to the $1722.66 per month rent amount.

                                       5.

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                  (iv)  August  1,  1999  through  April  30,  2000:  Base  Rent increases to 100% of the Initial Base Rent to $3,445.31 per month plus inflation adjustments to date.

                  (v) May 1, 2000:  Inflation  adjustment to Base Rent.

                  (vi) May 1, 2001: Inflation adjustment to Base Rent.

                  (vii) May 1, 2002: Inflation adjustment to Base Rent.

                  (viii) May 1, 2003: Inflation adjustment to Base Rent.

                  (ix) May 1, 2004: Market adjustment to establish a new Base Rent, if warranted.

                  (x) May 1, 2005: Inflation adjustment to Base Rent.

                  (xi) May 1, 2006: Inflation adjustment to Base Rent.

                  (xii) May 1, 2007: Inflation adjustment to Base Rent.

                  (xiii) May 1, 2008: Inflation adjustment to Base Rent.

                  (xiv) May 1, 2009: Market adjustment to establish a new Base Rent, if warranted.

                  (xv) May 1, 2010 through December 31, 2032: Continue the five year cycle of Market Rate adjustment on each fifth year to establish a new Base Rent, if warranted, with inflation adjustment each of the four intervening years.

         (b) Initial Base Rent

         The Initial Base Rent of $3,445.31 per month was established by utilizing the methodology calculated by North Coast Appraisal Services (the "Appraiser") in its April 27, 1997 report (the "Appraisal") to establish the Base Rent and to revise

                                       6.

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         it to  reflect  their  consultation  report  dated  July 16,  1998 (the
         "Consultation Report"). The Appraisal and the Consultation Report are attached as Exhibits 6 and 7, respectively.

         (c) Inflation Adjustment

         The Base Rent shall be adjusted for inflation annually, with the exception of those years in which Market Rate adjustments are made. The Inflation Adjustment shall be effective on May 1 of each year. The Inflation Adjustment shall be the increase or decrease in the Consumer Price Index (the "Index") for all urban consumers and all items for the San Francisco-Oakland-San Jose region that occurs in the preceding calendar year. The initial value of the Index was 162.6 on December 31, 1997 and the base period was 1982-84 (value=100). The Inflation Adjustment to the Base Rent on May 1 of each year shall be the percentage increase or decrease in the Index for January 1 through December 31 of the preceding calendar year. In the event the Index ceases to exist, Lessee and Lessor shall use any successor to such Index. Any inflation adjustment shall be limited to a maximum of five percent (5%) increase or decrease in any one year. Inflation in excess of this amount shall not cumulate and shall not be taken into account.

         (d) Market Adjustment

         The Base Rent shall be adjusted, if warranted, by a Market Adjustment as of May 1 of the following years: 2004, 2009, 2014, 2019, 2024 and 2029. No annual Inflation Adjustment shall take place in these years. Any qualified appraiser experienced in the valuation of real property in Sonoma County selected by Lessor shall be engaged by Lessee to determine a new Base Rent based upon the

                                       7.

         methodology used to determine the initial base rent as described in Exhibits 6 and 7. Lessee and Appraiser shall provide the revised Market Rate in a manner such that the base rate shall be adjusted by May 1 of each year in which a Market Rate Adjustment is to take place. The new Base Rent may increase or decrease. In the event the revised market rate has not been determined by May 1 in the years specified, Lessor may, at Lessee's expense, engage the services of an independent appraiser to determine the revised Market Rate. The revised Market Rate determined by this appraiser shall be binding upon Lessor and Lessee and shall be effective as of May 1 of the appropriate year. In the event the selected appraiser is not able to provide the revised market rent rate, Lessor and Lessee shall use their best efforts to select a replacement appraiser that is acceptable to both parties. In the event that such an acceptable replacement appraiser cannot be found, each party, at its own expense, shall engage the services of an appraiser with an Accredited Rural Appraiser (ARA) Certificate to determine a market rent rate. The revised Market Rent Rate shall be the average of the respective market rent rates determined by the two appraisers. The above notwithstanding, in no event shall any rent adjustment under the terms of this Agreement be used to reduce the rent to less than the Initial Base Rent of $3,445.31 per month. Rent shall be paid in advance on the first day of each month. Rental payments shall be paid one-half each to Bruce B. Donnell and Sandra D. Donnell. For example, if the monthly Base Rent is $3,445.30 per month, Bruce B. Donnell and Sandra
         D. Donnell will each receive $1,722.65. Uneven amounts shall be rounded up with

                                       8.

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         numbers  five (5) and above to the next highest  number.  Rent shall be sent to the following address:

                  Bruce B. Donnell; Sandra D. Donnell
                  El Novillero-Donnell Ranch
                  P.O. Box 1003
                  Tiburon, CA  94920

6. Other Uses of Lessor's Land

The Premises are portions of larger parcels of land which are subject to other existing and future uses by Lessor and other tenants of Lessor. Such existing uses currently include but are not limited to aggregate extraction and processing (quarry), cattle grazing, hunting, recreation and hay farming. Lessee shall not restrict the present or future activities of or access by these other tenants and/or uses on other portions of the parcel. Lessor shall take commercially reasonable efforts to cause other tenants and/or activities to not unreasonably interfere with Lessee's use of the Premises.

7. Schedule

Lessee shall use its best efforts to design, to build and to begin operating the winery facility by December 31, 2000. Lessor shall assist Lessee in obtaining all necessary permits. The cost of the permits shall be borne by Lessee.

8. Possession

Lessor shall deliver possession of the Premises to Lessee upon execution of this Lease.

9. Improvements

Lessee shall have the right to make any improvements or other alterations to the Premises as Lessee may deem necessary or desirable in order to design, build and operate a winery in accordance with Section 4 (Uses) of this Lease. Lessor's nominee may assist Lessee in coordinating improvements with Lessor and Lessor's other tenants, agents or

                                       9.

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representatives.  All of Lessee's non-removable improvements permanently affixed to the real property, including but not necessarily limited to, buildings, all or part of the plumbing, electrical wiring, hot and cold water systems, utilities, fire suppression systems, septic systems, outdoor work areas, wastewater systems, and all subsequent additions thereto and alterations therein and replacements thereof, shall become and remain a part of the Premises, subject to normal wear and tear and the use and occupancy of Lessee, and Lessee shall not remove, destroy, or materially alter the same, except as otherwise provided in this Lease.

Notwithstanding the foregoing, upon the expiration or termination of the Lease term, all such non-removable improvements shall become the property of Lessor and Lessee shall have the right to remove all other property of a removable nature then located on the Premises. Lessee shall provide Lessor with information concerning the improvements to be made and the schedule of their installation. Lessee shall make and notify Lessor of such improvements in a timely manner so as to minimize the impact upon Lessor's other tenants including the quarry, cattle and retail operations. Any improvements shall be made in a manner that does not unreasonably restrict Lessor's, their heirs', successors', assigns', agents' or employees' access to other portions of Lessor's property. Lessee, upon the expiration or termination of the Lease term, at its option, shall be able to remove all fixtures and equipment, including without limitation, winemaking and office equipment, fermenters, crushers, barrels, tanks, desks, computers, stoves, refrigerators, chillers, pumps, compressors, bottling equipment and similar property and equipment not permanently affixed to the real property. The foregoing notwithstanding, it is agreed to by both parties that upon termination or expiration of this Lease, Lessor shall receive a

                                      10.

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building in broom clean condition,  complete with  non-removable  equipment,  in good, serviceable condition subject to normal wear and tear. It is not the intention of either party that Lessor receive a functional winery upon termination or expiration of this Lease. Rather, it is the intention of both parties that Lessor receive structures, non-removable equipment, septic systems, wastewater systems, water sources and utilities in such condition, subject to normal wear and tear, that the Premises can be used by Lessor or another party
for  other  purposes.   When  the  building  is  completed  and  the  winery  is
operational, Lessee shall, within thirty (30) days of such date, provide Lessor with a listing of all property that it considers not permanently affixed to the real property and thus removable. Thereafter, Lessee shall provide Lessor with notice of and details concerning any additional purchases/additions of removable property. The items identified by Lessee in this process shall be then considered removable property unless contested by Lessor within 30 days of receipt of any such notice. In the event Lessor contests the inclusion of any item in any notice, Lessor and Lessee shall use reasonable commercial efforts to resolve the situation. In the event that an agreement is not reached by the
parties,   the  matter  shall  be  submitted  to  arbitration  pursuant  to  the arbitration procedure in Section 26 of this Lease. In the event that any lender of Lessee requests, as part of a construction loan or a loan to finance
improvements  for  the  Premises,   rights  to  certain  improvements  that  are
removable, the parties agree to cooperate in good faith to permit the granting of such rights.

10. Lessor's Nominee

Lessor wishes to appoint a nominee (the "Nominee") for the purpose of communications between the parties with regard to the terms of this Lease and operations under it.

                                      11.

Lessor's Nominee shall be Justin M. Faggioli ("JMF") who shall serve until replaced by an alternate nominee in a writing signed by both Lessors, or until at least one of the Lessors, in a signed writing, objects to his further service. Lessor's alternate Nominee shall be Sandra D. Donnell. Nominee is hereby authorized to conduct communications with Lessee on behalf of Lessor. Nominee shall act in conformance with the terms and conditions of this Lease. In communicating with Lessor, Lessee may, but is not required to, communicate with anyone in addition to the Nominee.

11. Role of Justin M. Faggioli

Lessor and Lessee acknowledge and agree that JMF has shared interests with both Lessor and Lessee. JMF is the spouse of Sandra D. Donnell and the brother-in-law of Bruce B. Donnell. He is Lessor's Nominee and is active in the management of Lessor's property, including the parcels containing the Premises. He is also an officer, shareholder and director of the Lessee. JMF has been, and will continue to be, active in these roles and in all aspects of this Lease and its implementation. The parties understand that there is a conflict of interest in his roles as a representative of, a potential beneficiary of, and an affiliate of both parties. All parties agree that JMF has, to date, kept them fully informed of all relevant details and decisions with respect to the terms and conditions of this Lease, and that both parties have had the opportunity to, and have employed the services of, other professionals to review the terms and conditions of this Lease on their behalf. In executing this Lease, neither party is relying upon the representations, warranties, assertions or claims made by JMF. Both parties, as to JMF as a third party beneficiary, agree to hold JMF harmless and release him from any and all claims against him that may have occurred in the past or may occur in the future arising from this Lease, unless any

                                      12.

such claim arises from his gross negligence or willful misconduct. The above notwithstanding, the terms of this Section shall only apply to any claims arising between the parties and JMF with respect to this Lease and/or the landlord (Lessor) - tenant (Lessee) relationship.

12. Repairs

At all times during the term hereof, Lessee shall, at its cost and expense, use reasonable commercial efforts to keep and maintain the Premises and other facilities in good condition and repair, normal wear and tear excepted. Lessee shall keep and maintain the Premises, at its expense, in good condition and repair, subject to normal wear and tear, including but not limited to, the foundations, exterior walls, structural portions of the interior bearing walls, the roof of the building, wastewater systems and perimeter appurtenant structures, slabs and fences, the interior and exterior wall surfaces, the windows, doors, fire suppression systems, electrical and plumbing systems and other permanent improvements. In the event of any damage, Lessee shall use reasonable commercial efforts to repair such damage. In the event major repairs or maintenance on non-removable improvements are required that Lessee would normally undertake but which may not be commercially reasonable due to the remaining term of the Lease, Lessee shall notify Lessor of its intention not to make such a repair. In such an event, Lessee and Lessor shall make reasonable efforts to determine if a repair is warranted and to share costs between the parties. In the event an arrangement is not made between the parties, the parties may submit the dispute to arbitration pursuant to the terms of Section 26 of this Lease. Alternatively, Lessor may elect, at its sole expense, to make such repairs. An example of such a situation would be the need to replace a major portion of

                                      13.

the roof with only 5 years remaining on the Lease. In such an example, the parties may elect to prorate the expected life of the roof with Lessee paying for the prorated portion represented by the remaining term of the Lease and Lessor paying the balance.

13. Taxes

Lessor shall pay and discharge all taxes on the assessed value of the land and improvements included in the Premises, existing at the commencement of the Lease, and on other improvements, if any, made by Lessor during the term of this Lease, and Lessor shall be responsible for any increase in taxes caused by acts of Lessor, including but not limited to a transfer of ownership of the Premises. Lessee shall pay and discharge all other real property and excise taxes, general and special assessments, and other charges of every description which during the term of this Lease may be levied upon or assessed against the Premises or any interests therein attributable to improvements made thereon by Lessee and any of Lessee's personal property thereon. In this regard, Lessee shall promptly apply for and use its best reasonable efforts to obtain a subrogation of taxes from the County Assessor's office for the purposes of receiving a separate billing for taxes for which Lessee is responsible as described above. The subrogation of taxes will allow Lessee separately to pay and discharge those taxes that are its responsibility. In the event a subrogation of the type described above is not obtained by Lessee, Lessee shall obtain a subrogation for the entire parcel on which the Premises is located and Lessor shall reimburse Lessee for the amount of property taxes, any general and special assessments levied against the Premises for improvements existing on the Premises prior to the commencement of the Lease, and other improvements made by Lessor on the assessed parcels during the term of this Lease, and any other taxes for which Lessor is

                                      14.

responsible. In such event, Lessor shall reimburse Lessee within ten (10) days after written request by Lessee, which request shall be accompanied by a copy of the current tax bill. If Lessor shall fail to reimburse Lessee for such taxes, Lessee may, in addition to any other rights and remedies arising from such default, offset the unpaid reimbursement against the next rental payment due under this Lease, together with interest thereon accruing from the date reimbursement was due, at an annual rate equal to the lesser of ten percent (10%) per annum or the maximum rate permitted by law.

14. Utilities

Lessee shall, at Lessee's expense, connect to the electric utilities that exist on the Premises. Lessee shall have its own electric meters and pay for all electricity and any other utilities consumed by Lessee on the Premises. In the event that an easement is required by a utility to provide service to the Premises, Lessor agrees to grant and to otherwise help to create such an easement, provided that any easement created coincides with the term of this Lease and does not conflict with other uses of Lessor's property. Lessee shall pay for any and all costs associated with installing and operating utility services required, including but not limited to electrical service for the winery and wastewater system.

15. Insurance and Casualty Events

         (a) Lessee shall, at all times during the term of this Lease, maintain policies of Worker's Compensation insurance as required by law and commercial general liability policy of insurance with a limit of not less than two million dollars ($2,000,000) aggregate and not less than two million dollars ($2,000,000) per occurrence. Lessee shall maintain all risk property insurance for the buildings

                                      15.

         and related improvements on a replacement cost basis. Lessee agrees to name Lessor as an additional insured on Lessee's liability insurance policy, and written proof of said coverage shall be furnished to Lessor annually. The insurance policies required to be carried by Lessee hereunder may be carried as part of a blanket policy of insurance. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days written notice to Lessor.

         (b) Notwithstanding anything herein to the contrary, to the extent of insurance proceeds received with respect to a loss, each party hereto, respectively, hereby waives any right of recovery against the other party for any loss or damage caused by such other party with respect to the Premises, any improvements thereon, or any other land or improvements used by Lessee pursuant to the terms of this Lease, whether or not such loss is caused by the fault or negligence of the other party. Lessor and Lessee shall each obtain from their respective insurers a waiver of rights of subrogation, which is consistent with this Subsection 15(b), which the insurer of one party might have against the other.

         (c) In the event that the Premises become commercially unfit for the purposes for which Lessee intended by entering this Lease and insurance proceeds are inadequate to restore the Premises to a reasonably fit condition, due to events, including but not limited to, fire, flood, earthquake, acts of God or nature, explosion, casualty of war, labor dispute, permanent failure of supplies of electrical power, violence, any governmental law, order, regulation or ordinance, or any other act or condition beyond the reasonable control of Lessor or Lessee, Lessee may elect, in its sole discretion, to terminate this Lease by providing

                                      16.

         written notice to Lessor within ninety (90) days of the occurrence of such condition or event. The notice shall set a termination date that shall give Lessee a reasonable time to vacate the Premises. Lessee shall pay rent until it vacates the Premises. As of the date of termination of all or a portion of this Lease, the rent hereunder shall be appropriately prorated or adjusted. If Lessee elects to terminate this Lease, Lessee shall forfeit the appraised value of Lessee's non-removable improvements and the $1,700,000, in each case as referred to in Section 29 below. Lessor shall have the option (a) to require Lessee to clear the site of debris and to restore the site to a graded, buildable surface, similar to that existing prior to the construction, or (b) to receive the estimated cost of such restoration in lieu of Lessee's completing the work required under this Section 15(c). Lessor shall inform Lessee of its decision within ninety (90) days of the receipt of the notice of termination. The work shall be completed, or the cash for the estimated cost shall be paid to Lessee, no later than 365 days after Lessor's notification of Lessee regarding its decision.

16. Liens and Encumbrances

         (a) Lessee shall keep the Premises and its improvements free from any liens arising out of any work performed, material furnished, or obligations incurred by or for Lessee. If any such lien is involuntarily placed upon the Premises, Lessee shall, within thirty
         (30) days after the filing of such lien, cause such lien to be removed of record. Notwithstanding anything herein to the contrary, Lessee shall be entitled without the consent of Lessor, at any time, or from time to time, to finance its operations on the Premises by pledging the inventories, improvements

                                      17.

         and equipment on the Premises as collateral, or by encumbering, pledging or mortgaging the leasehold interest, providing that any such pledging shall not extend beyond the term of this Lease and shall not place any encumbrance or obligation on the Lessor, its heirs, successors or assigns. Lessor agrees to cooperate as reasonably requested by Lessee.

         (b) Lessor hereby represents and warrants to Lessee to the best of their knowledge that they have good and lawful title to the Premises, free and clear of all claims, liens, and encumbrances, easements, conditions, rights of way, or covenants other than as shown on the preliminary title insurance report issued by First American Title Company Report #172472BCF dated April 1, 1998. Lessor has not assigned, nor do they have knowledge of any assignment of, water rights to others.

17. Access

         (a) During the term of this Lease, Lessor grants to Lessee a non-exclusive easement for all reasonable and necessary access to the Premises for all lawful uses associated with the purposes of this Lease, including but not limited to, a non-exclusive assignment of the easement from Highway 121 onto the Premises. The access roads included in the easement are identified on Exhibit 1 and shall consist of access to the winery, septic leach-field, existing water source, wastewater ponds and wastewater disposal area. Such access shall include access for the installation, maintenance and repair of utility, water, wastewater and septic systems. As shown on Exhibit 1, winery access shall be limited to the north entrance from Highway 121 to the quarry. No access to the winery is permitted

                                      18.

         through the south entrance from Highway 121 to the quarry. This restriction is necessary in order to maintain separation between winery and quarry activities. Lessee shall have the right, at Lessee's expense, to make any improvements to the roadways used for such access that Lessee deems necessary or desirable in connection with Lessee's use thereof. Any changes made to the roadways shall be in keeping with Lessor's other uses of the roadway. Lessee shall indemnify and hold Lessor harmless from any liability, loss, cost or expense arising from Lessee's use of the roadways, except to the extent arising from the negligence or misconduct of Lessor, its agents, employees, contractors, or invitees.

         (b) Throughout the term of this Lease, Lessor shall have the right to use the roadways located on the Premises if required for the purposes of access to the property owned by Lessor adjacent to the Premises. Lessor shall indemnify, defend and hold Lessee harmless from any liability, loss, cost or expense arising from Lessor's use of such roads, except to the extent arising from the negligence or misconduct of Lessee, its agents, employees, contractors, or invitees.

         (c) Lessor, its agents, employees, contractors, heirs, successors and assigns shall have the right of access to and through the Premises at all times so long as such access does not interfere with Lessee's use of the Premises. Lessor may lease the wastewater discharge area to other tenants for agriculturally related uses (e.g., cattle grazing) provided that any such lessee's use does not materially interfere with Lessee's use of this portion of the Premises.

         (d) The quarry operator, C.R. Fedrick Inc. or its successor, shall have the right to reasonably enter into and pass through roadways on the Premises if required in

                                      19.

         order to obtain access to other areas of the parcel for purposes related to the quarry operations, including but not limited to, maintenance of buried electrical conduit, access to areas for maintenance, access to roads for maintenance, access to preexisting water systems and water use requirements and maintenance of pumping equipment and electrical utilities used in conjunction with quarrying operations. Any such access to the Premises by the quarry operator shall not unreasonably interfere with winery operations or with Lessee's use of the Premises.

         (e) This Lease shall not create any rights of use, licenses, access or easements on or to the Premises except as explicitly stated in this Lease. No rights of use, access or easements shall be created, even inadvertently, beyond the term of this Lease or the date of termination of this Lease, whichever is earlier.

18. Water Licenses

         (a) Lessor grants to Lessee a non-exclusive license and access to the well identified on Exhibit 1, providing that such license and use does not restrict or interfere with preexisting use of the well and its water by the operator of the quarry for its operations. The quarry operation shall have priority access to water supplies from the existing well. Lessee shall have the license to drill wells and/or create reservoirs on the Premises and to otherwise develop the water supply available to the Premises in such manner as Lessee shall deem appropriate or desirable for the operation of a winery.

         (b) Lessee shall have the non-exclusive license to drill a well or wells on the Premises and to use exclusively the water from such wells. Lessee shall

                                       20.

         indemnify and hold Lessor harmless from any liability, loss, cost, or expense arising from Lessee's development and use of the water sources described in Subsections 18(a) and 18(b), except to the extent arising from the negligence or misconduct of Lessor, its agents, employees, contractors, or invitees.

         (c) Lessee agrees that any changes made by Lessee to the existing water system shall be made in a manner so as not to cause any unreasonable disruption to the existing water service to the quarry. So long as Lessee utilizes the existing well presently being used by the quarry, Lessee shall share proportionately in the use and the operating expenses of the existing well with the quarry operator, including the costs of electricity, maintenance and repair.

         (d) Lessor shall use reasonable efforts to assist Lessee to obtain any permits necessary to develop water sources and/or reservoirs at Lessee's expense. This Lease shall not create any rights of Lessee to water on the Premises except as explicitly stated in this Lease. No rights to water use shall be created, even inadvertently, beyond the term of this Lease. No water shall be transferred off the Premises except with the written consent of Lessor.

         (e) Any such licenses created under this Section 18, shall be terminated at the end of the Lease term or date of termination, whichever is earlier.

19. Condemnation

If all or any portion of the Premises shall be taken as a result of the exercise of the power to eminent domain, this Lease shall terminate as to the part so taken. In the case of a partial taking, Lessee shall have the right to terminate this Lease as to the balance of the Premises by written notice to Lessor within ninety (90) days after such date, if Lessee

                                      21.

shall otherwise reasonably determine that the partial taking shall materially handicap, impede, impair, or render infeasible Lessee's use of the balance of the Premises. Such termination by Lessee shall be effective as of the date of Lessee's notice or such later date as may be specified in Lessee's notice. As of the date of termination of all or a portion of this Lease, the rent hereunder shall be appropriately prorated or adjusted. All expenses necessary to restore fences and to replace access roads lost by the condemnation shall be borne by Lessor. Lessee shall be entitled to all of that portion of the award attributable to the value of its Leasehold, the use of its Leasehold and its Leasehold improvements taken by the condemning authority (other than the fences and access roads which Lessor shall be obligated to replace pursuant to this
Section 19), all as pro-rated over the length of the remainder of the Lease term.

20. Disposal of Crush Residue and Pomace

Lessor shall allow Lessee to have access to other portions of Lessor's property not included in the Premises for the disposal of organic, non-toxic, non-hazardous wastes consisting of the by-products of the crushing and fermenting activities of a winery. Lessee and Lessor shall develop a system, and identify sites, for disposal that are mutually agreeable. In the event such winery wastes are judged by any regulatory agency to constitute a toxic or hazardous waste, Lessee shall immediately discontinue disposal of such by products on Lessor's property or on the Premises.

21. Assignment or Subletting

Except as may be otherwise expressly permitted herein, Lessee shall not assign or sublet any of its interests under this Lease or otherwise transfer or encumber all or any part of Lessee's interest in this Lease without Lessor's prior written consent, which consent shall

                                      22.

not  unreasonably be withheld or delayed for all or any of the uses described in
Section 4. Any subletting without Lessor's prior written consent shall be void and shall, at the option of Lessor, terminate this Lease. This Lease shall not, nor shall any interest therein, be assignable as to the interest of Lessee, by operation of law, without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Notwithstanding the above, any business combination, merger, sale of all or substantially all of the assets of Lessee, whether or not Lessee is the surviving party, shall be permitted; provided that any successor, assignee, or sublessee of any interest in this Lease agrees in writing to be bound by the terms of this Lease.

22. Lessor's and JMF's Investment in Ravenswood Winery, Inc.

Lessor and JMF have paid for many expenditures on behalf of the winery project in advance of the execution of this Lease. The parties agree that it is to their mutual advantage to make these expenditures an investment in Ravenswood Winery, Inc. In addition, Sandra D. Donnell and Justin M. Faggioli, separately or jointly, may wish to make additional investments in Ravenswood Winery, Inc.
Exhibit 8 contains the following information with respect to the investment by Lessor, Sandra D. Donnell and Justin M. Faggioli in Ravenswood Winery, Inc.:

o   Expenditures paid by Bruce B. Donnell and Sandra D. Donnell.
o   Expenditures paid jointly by Sandra D. Donnell and Justin M. Faggioli.
o Additional separate capital investment by Justin M Faggioli and/or Sandra D. Donnell.

Lessee  shall  deliver  to  Lessor  and/or  Justin  M.  Faggioli,   subordinated
convertible debentures and common stock in Ravenswood Winery, Inc. in the names and amounts

                                      23.

defined in Exhibit 8. The terms and conditions of the common stock and convertible debentures issued under the terms of this Lease are contained in the Ravenswood Winery, Inc. Offering Memorandum dated August 3, 1998.

23. Termination in the Event Building Permit is Not Obtained

In the event a building permit has not been obtained by Lessee within five years from the date of execution of this Lease, this Lease shall terminate, unless both parties agree in writing to continue the Lease.

24. Default; Remedies

         (a) Events of Lessee's Default. Lessee shall be in default of its obligations under this Lease if any of the following events occur:

                  (i) Lessee fails to pay any rent when due or any other sum within thirty (30) days following written demand by Lessor; or

                  (ii) Lessee fails to perform or breaches any term, covenant, or condition of this Lease except those requiring the payment of rent, and Lessee fails to cure such default within thirty
                  (30) days after delivery of written notice from Lessor specifying the nature of such default; or

                  (iii) Lessee makes an assignment, sublease, or other transfer in violation of this Lease; or

                  (iv) Lessee makes a general assignment of its assets for the benefit of its creditors; or

                  (v) There occurs an appointment of a custodian or receiver with respect to, or other judicial seizure of: (a) substantially all of Lessee's assets; (b) any property of Lessee essential to the conduct of Lessee's

                                      24.

                  business in the Premises; or (c) the leasehold interest created by this Lease; and Lessee fails to obtain a return or release of such property within thirty (30) days thereafter or prior to sale or other disposition, whichever is earlier; or

                  (vi) Lessee vacates or abandons the Premises; or

                  (vii) A court makes or enters any decree or order with respect to Lessee or Lessee submits to or seeks a decree or order (or a petition or pleading is filed in connection therewith) which: (a) grants or constitutes (or seeks) an order for relief, appointment of a trustee, or confirmation of a reorganization plan under the bankruptcy laws of the United States; (b) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or statute of the United States or any state thereof; or (c) otherwise directs (or seeks) the winding up or liquidation of Lessee; provided, however, that if any such petition, decree or order, is not voluntarily filed or made by Lessee, that Lessee shall not be in default until such petition, decree or order remains undischarged for a period of thirty (30) days.

         (b) Lessor's Remedies. In the event of any default by Lessee, Lessor shall have the following remedies, in addition to all other rights and remedies provided by any law or otherwise provided in this Lease, to which Lessor may resort cumulatively, or in the alternative:

                  (i) Lessor may keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under the Lease, including

                                      25.

                  (a) the right to recover the rent and other sums as they become due by appropriate legal action, (b) the remedies of injunctive relief and special performance to compel Lessee to perform its obligations under this Lease, and (c) the right to cause a receiver to be appointed to administer the Premises.

                  (ii) Lessor may make any payment or perform any obligation of Lessee. All sums paid by Lessor and all necessary costs of such performance by Lessor, together with interest at the highest rate permitted by law from the date the sum is paid by Lessor until Lessor is reimbursed by Lessee, shall be reimbursed to Lessor on demand by Lessor. Lessor shall have the same rights and remedies in the event of nonpayment of such amounts by Lessee as in the case of failure by Lessee in the payment of rent.

                  (iii) Lessor may, at Lessor's election, enter the Premises and re-lease them, or any part of them, to third parties for Lessee's account. Lessee shall be liable immediately to Lessor for all costs Lessor incurs in re-leasing the Premises, including broker's commissions, expenses of altering and preparing the Premises required by the re-leasing, and like costs. Re-letting can be for a period shorter or longer than the remaining term of this Lease. Lessee shall pay to Lessor the rent and other sums due under this Lease on the date the rent is due, less the rent and other sums Lessor received from any re-leasing. No act by Lessor allowed by this Subsection 24(b) shall terminate this Lease unless Lessor notifies Lessee

                                      26.

                  in writing that Lessor elects to terminate this Lease. Notwithstanding any re-leasing without termination, Lessor may later elect to terminate this Lease because of the default by Lessee.

                  (iv) In the event Lessee breaches this Lease and vacates or abandons the Premises, this Lease shall not terminate unless Lessor chooses to terminate the Lease at the time of such breach or abandonment. Such action by Lessor shall cause this Lease to terminate, regardless of whether Lessor has theretofore exercised any other of its remedies. No act by or on behalf of Lessor intended to mitigate the adverse effect of such breach shall constitute termination of Lessee's right to possession unless Lessor gives Lessee written notice of termination. Should Lessor not terminate this Lease by giving Lessee written notice, Lessor may enforce all its rights and remedies under this Lease including the right to recover the rent as it becomes due under the Lease as provided in California Civil Code Section 1951.4, as in effect on the effective date of this Lease.

                  (v) Lessor may, at Lessor's election, terminate this Lease by giving Lessee written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. No act by or on behalf of Lessor intended to mitigate the adverse effect of Lessee's default shall constitute a termination of the Lease or Lessee's right to possession unless Lessor gives Lessee written notice of termination. Any such termination shall not relieve Lessee from payment of any sums then due Lessor or from any claim for damages resulting from Lessee's default.

                                      27.

                  Following termination of the Lease, and without prejudice to any other remedies Lessor may have, Lessor may then or any time thereafter (a) peaceably reenter the Premises upon voluntary surrender by Lessee or expel or remove Lessee therefrom together with any other persons occupying it, using such legal proceedings as are then available, (b) repossess and use the Premises or re-lease it or any part thereof for such term, at such rent, and upon such other terms and conditions as Lessor in its sole discretion may determine, and
                  (c) remove all property of Lessee therefrom at Lessee's expense.

                  (vi) In the event Lessor terminates this Lease, Lessor shall be entitled, at Lessor's election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the effective date of this Lease. For purposes of computing damages pursuant to said Section 1951.2, the highest interest rate permitted by laws shall be used. Such damages shall include without limitation:

                           (1) The amount at the time of award by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

                           (2) Any other amount necessary to compensate Lessor for all detriment proximately caused by Lessee's failure to perform

                                      28.

                           Lessee's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the following: (a) expenses for repairing or restoring the Premises; (b) expenses for improving the Premises for the purpose of re-leasing; (c) broker's fees, advertising costs and other expenses of re-leasing the Premises; (d) costs of carrying the Premises, such as taxes, insurance premiums, utilities, and security precautions; (e) expenses in retaking possession of the Premises; and (f) attorney's fees and court costs incurred by Lessor in retaking possession of the Premises and in releasing the Premises or otherwise incurred as a result of Lessee's default.

                  (c) Lessor's Default and Lessee's Remedies. In the event Lessor fails toperform any of its obligations under this Lease and fails to cure such default within thirty (30) days after written notice from Lessee specifying the nature of such default where such default could reasonably be cured within said thirty (30) day period; or where such default could not reasonably be cured within said thirty (30) day period, Lessor fails to commence such cure within said thirty (30) day period and thereafter continuously with due diligence prosecute such cure to completion, then Lessee shall have the following remedies only:

                           (i) Lessee may proceed in equity or at law to compel Lessor to perform its obligations and/or to recover damages proximately caused by such failure to perform (except to the extent Lessee has waived its right to

                                      29.

                           damages resulting from injury to person or damage to property as provided herein).

                           (ii) Lessee may terminate this Lease following notice and expiration of the cure periods set forth above. Such termination shall be effective upon the date set forth in the notice.

                  Lessee hereby waives the provisions of Section 1932(1), 1941 and 1942 of the California Civil Code and/or any similar or successor law regarding Lessee's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under the Lease. Lessee hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure.

25. Surrender

Except for  termination  under Section 15(c) or a taking by  condemnation  under
Section 19, on the last day of the Lease term, or on any sooner lease termination, Lessee shall surrender to Lessor the Premises and the non-removable improvements described above in Section 9 in good operating condition, broom clean, ordinary wear and tear excepted. Lessee shall repair any damage to the permanent improvements and/or Premises occasioned by the installation or removal of Lessee's property.

26. Dispute Resolution and Arbitration

To ensure rapid and economical resolution of any and all disputes which may arise in connection with this Lease, the parties agree that any and all disputes, claims, causes of action, in law or in equity, arising from or relating to this Lease or its enforcement,

                                      30.

performance, breach, or interpretation shall be resolved by final and binding confidential arbitration through Judicial Arbitration & Mediation Services/Endispute, Inc. ("JAMS") under the then existing JAMS Rules of Practice and Procedure, with such arbitration to be held in San Francisco, California. Nothing in this Section is intended to prevent either party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of such arbitration. The above notwithstanding, the results of said arbitration shall not result in any extension of the Lease term.

27. Right of the First Option to Purchase

Lessee shall have a right of first option to purchase ("Option to Purchase") that portion of the Premises consisting of parcel # 142-122-04 (the "Optioned Premises"). The Optioned Premises shall not include the portions of the Premises described in Exhibit 3, any wastewater ponds, or any access to such portions of the Premises or wastewater ponds. This First Option to Purchase shall be personal to the Lessee, and shall not, under any circumstances be assignable. If, during the term of this Lease, Lessor desires to make to any party a bona fide offer to sell the Optioned Premises or any portion thereof, or Lessor receives an offer to purchase the Optioned Premises or any portion thereof, which Lessor is willing to accept, Lessor shall notify Lessee in writing of such offer to sell or such offer to purchase, as applicable, which notice shall specify the terms and conditions of such offer and, as applicable, the identity of the proposed offeree if known, or the prospective purchaser for a purchase; and if such offer shall affect less than all of the Optioned Premises, Lessor shall identify the portion of the Optioned Premises affected by the offer. Such notice shall be referred to herein as "Lessor's Option to Purchase Notice." The Lessor's Option to Purchase Notice shall constitute an offer by Lessor to

                                      31.

sell the property specified in Lessor's Option to Purchase Notice to Lessee on the terms set forth in Lessor's Option to Purchase Notice. Lessee shall have forty-five (45) days from receipt of Lessor's Option to Purchase Notice to accept such offer, by written notice to Lessor. If the offer is so accepted, the purchase and sale of the property shall be closed within one hundred twenty
(120) days after such acceptance. If Lessee rejects the offer or fails timely to accept the offer, Lessor may, during the six-month period following expiration of the forty-five (45) day offer period, enter into an agreement to sell the property at a price not lower, and on terms not more favorable to the purchaser, than the price and terms contained in Lessor's Option to Purchase Notice. If no agreement is entered into within such six-month period, or if an agreement is entered into with such six-month period but the purchase has not been closed within sixty (60) days after expiration of such six-month period, neither the Optioned Premises, nor any portion thereof, shall thereafter be sold without first being re-offered to Lessee in accordance with the terms of this Section.

Lessee's Option to Purchase shall not apply to sales or other transfers affecting the Optioned Premises or any portion thereof, between and among the members of Lessor's families or any entity under the control of any of the Lessors or any individual in Lessor's family. Lessor shall be able to conduct transactions between their families without notifying Lessee. Examples of transactions between Lessor's families may include, but are not limited to the following: sale, gift, trade and distribution from an estate; provided, however, that said family grantees shall then be bound by Lessee's Option to Purchase in connection with any subsequent proposed transfers to non-family members. Lessee shall, as promptly as reasonably practical, notify Lessor of any material transactions affecting

                                      32.

ownership of the Optioned Premises or any portion thereof. This Option to Purchase shall not be transferable or assignable to any party by Lessee or to any party who assumes Lessee's interests hereunder due to a default or foreclosure by any lender.

28. Right of the First Option to Rent

Subject to the termination of this option as set forth below, Lessee shall have a right of first option to rent the Premises ("Option to Rent") subject to all of the following conditions: (a) this Option to Rent has not expired; and (b) the other potential future tenant use is as a winery owned by an independent third party, i.e., an entity that is not owned by either the Lessors, their heirs, successors or assigns or by Lessee. If all of the aforementioned conditions are present, Lessee shall have a right of first option to rent the Premises, and such option to rent will expire on and shall be of no force or effect after December 31, 2029. This Option to Rent shall be personal to the Lessee, and shall not, except as otherwise provided herein, under any circumstances be assignable. If, prior to the termination of this Option to Rent, Lessor shall desire to make to any party a bona fide offer to rent or lease the Premises or any portion thereof, or Lessor shall receive an offer to rent which Lessor is willing to accept, Lessor shall notify Lessee in writing of such offer, which notice shall specify the terms and conditions of such offer and the identity of the prospective purchaser; and if such offer shall affect less than all of the Premises, Lessor shall identify the portion of the Premises to be transferred. Such notice shall be referred to herein as "Lessor's Option to Rent Notice." The Lessor's Option to Rent Notice shall constitute an offer by Lessor to rent the Premises, or the portion thereof specified in Lessor's Option to Rent Notice, to Lessee on the terms set forth in Lessor's Option to Rent Notice, and Lessee shall have forty five (45) days from receipt of Lessor's

                                      33.

Option to Rent Notice to accept such offer, by written notice to Lessor. If the offer is so accepted, the rent of the Premises (or the portion thereof specified in Lessor's Option to Rent Notice) shall be consummated within one hundred twenty (120) days after such acceptance. If Lessee rejects the offer or fails timely to accept the offer, Lessor may, during the six-month period following expiration of the 45 day offer, enter into an agreement to rent the Premises at a price not lower, and on terms not more favorable to the purchaser, than the price and terms contained in Lessor's Option to Rent Notice. If no agreement is entered into within such six-month period, or if an agreement is entered into within such six-month period but the rent has not been consummated within sixty
(60) days after expiration of such six-month period, neither the Premises (nor any portion thereof) shall thereafter be rented without first being re-offered to Lessee in accordance with the terms of this Section. Lessee's Option to Rent shall not apply to rents, leases or similar transactions between or within the individuals within Lessor's families or any entity under the control of any of the Lessors or any individual in Lessor's family. Lessor shall be able to conduct transactions between their families without notifying Lessee. Examples of transactions between Lessor's families may include, but are not limited to the following: sale, rental, lease, gift, trade and distribution from an estate; provided, however, that said family grantees shall then be bound by this Option to Rent in connection with any subsequent transfers to non-family members. In the event that the rights under this Lease are assumed by a Lender of Lessee, then the Option to Rent set forth in this Section 28 shall be exercisable by such lender.

                                      34.

29. Renewal of the Lease and Buyout of Lessee Improvements

         (a) If Lessee shall desire to remain on the Premises beyond the term of the Lease, Lessee shall so notify Lessor no later than July 1, 2025 and the parties shall promptly enter into good faith negotiations regarding the terms of such new tenancy and the parties intentions with respect to the Premises. If a new lease has not been executed by the parties prior to January 1, 2027, Lessor shall have the right to initiate negotiations with other interested parties.

         (b) In the event that the parties are unable to negotiate a new lease by January 1, 2027, Lessor shall pay Lessee for the value of the non-removable leasehold improvements made by Lessee, in accordance with the following procedures. The demand by Lessee shall include a contractually binding notice from Lessee that it will vacate the Premises at the end of the term. This notice shall not affect Lessor's Option to Rent under Section 28 of this Lease. The parties agree that an appraiser selected in accordance with the qualifications set forth in Section 5(d) shall be acceptable. Such appraiser shall conduct an appraisal of the non-removable improvements made by Lessee and begin such appraisal commencing during January 2030. A copy of the results of such appraisal shall be delivered to Lessee and Lessor no later than January 1, 2031. The cost of the appraisal shall be shared by Lessee and Lessor. On or before December 31, 2032, Lessor shall pay to Lessee the lesser of (a) the dollar value of the appraised value of Lessee's non-removable improvements made to the Premises or (b) $1,700,000.

                                      35.

30. Memorandum of Lease

Lessor and Lessee shall cause a memorandum of this Lease, in the form attached hereto as Exhibit 9, to be executed and recorded in the office of the County Clerk of Sonoma County. Upon termination of this Lease and upon a request by Lessor, Lessee shall execute a quit claim deed or termination of Lease in recordable form and shall cooperate with Lessor in recording same.

31. Attorney's Fees

In the event that any dispute arising out of or in any way connected with this Lease, is arbitrated or otherwise litigated, the party not prevailing in such dispute shall pay any and all legal costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees. The trier of fact shall determine the party not prevailing on each issue. This determination may be proportional and the trier of fact shall have the right to determine and to allocate who shall pay what amounts of such legal costs.

32. Notices

Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, including delivery by express courier, or two (2) days after deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed as follows:

         To Lessor:         El Novillero-Donnell Ranch
                            P. O. Box 1003
                            Tiburon, CA 94920
                            ATTN:  Justin M. Faggioli

         To Lessee:         Ravenswood Winery, Inc.
                            18701 Gehricke Road
                            Sonoma, CA  95476

                                      36.

                            ATTN:  W. Reed Foster

or at such other addresses as may be specified by either party hereto by written notice given to the other.

33. Toxic and Hazardous Substances

Storage of toxic substances, fuels or other supplies shall be in strict accordance with local, state and federal regulations. For the purposes of this
Section 33, all uses of the words "Lessee" and "Lessor" shall be expanded to include their respective employees, agents or contractors.

         (a) Lessee agrees to assume and to be solely responsible for all costs and expenses of every kind relating to toxic and/or hazardous substances, fuels, or other supplies, stored and/or used by Lessee on the Premises herein leased, including but not limited to compliance with all permit and reporting requirements and remediation of all contamination in accordance with all applicable laws and investigations, claims, lawsuits, proceedings, citations, cease and desist orders, abatement orders, or other actions or orders of any kind against the demised Premises and/or Lessor and/or Lessee, whether by any private party or any administrative, judicial, or quasi-judicial boards, court or agency, having jurisdiction over the property, Lessor and/or Lessee. Lessee hereby further agrees to indemnify, protect, and hold harmless Lessor, their employees, agents, heirs, and assigns, from and against any and all response costs, losses, claims, demands, causes of action, lawsuits, proceedings, enforcement actions, obligations and liabilities of any kind arising out of the presence of hazardous substances stored and/or used by Lessee on the Premises or contamination by hazardous substances

                                      37.

         caused by Lessee, including any amounts which Lessor is called upon to pay in costs, expenses and attorney's fees incurred by Lessor in defending or protecting their interests. Lessee further agrees, at Lessee's sole cost and expense, to defend Lessor, either separately or jointly with Lessee at Lessor's sole election, against any and all lawsuits, proceedings, or other enforcement actions arising out of any contamination caused by Lessee, presence of hazardous substances stored and/or used by Lessee on the Premises and/or legal proceedings arising from Lessee's use or storage of hazardous substances on the Premises. The indemnification and covenants to protect, hold harmless and defend contained in this Section shall survive the termination of the Lease and shall inure to the benefit of and be binding upon the respective heirs, successors and assigns of Lessor and Lessee.

         (b) Lessor hereby notifies Lessee that no toxic and hazardous substances exist on the Premises. Lessor agrees to assume and be solely responsible for all costs and expenses of every kind relating to toxic and/or hazardous substances, fuels, or other supplies, stored and/or used by Lessor on the Premises herein leased or which were present on the Premises at the commencement of this Lease, including but not limited to compliance with all permit and reporting requirements and remediation of all contamination in accordance with all applicable laws and investigations, claims, lawsuits, proceedings, citations, cease and desist orders, abatement orders, or other actions or orders of any kind against the demised Premises and/or Lessor and/or Lessee, whether by any private party or any administrative, judicial, or quasi-judicial boards, court or agency, having jurisdiction of the property, Lessor and/or Lessee. Lessor hereby further agrees to

                                      38.

         indemnify, protect, and hold harmless Lessee, their employees, agents, heirs, and assigns, from and against any and all response costs, losses, claims demands, causes of action, lawsuits, proceedings, enforcement actions, obligations and liabilities of any kind arising out of the presence of hazardous substances stored and/or used by Lessor on the Premises or contamination by hazardous substances caused by Lessor or which existed on the Premises at the commencement of this Lease, including in any amounts which Lessee is called upon to pay in costs, expenses and attorneys' fees incurred by Lessee in defending or protecting their interests. Lessor further agrees, at Lessor's sole cost and expense, to defend Lessee, either separately or jointly with Lessor at Lessee's sole election, against any and all lawsuits, proceedings, or other enforcement actions arising out of any contamination caused by Lessor, presence of hazardous substances stored and/or used by Lessor on the Premises and/or legal proceedings arising from Lessor's use or storage of hazardous substances on the Premises. The indemnification and covenants to protect, hold harmless and defend contained in this Section shall survive the termination of this Lease and shall inure to the benefit of and be binding upon the respective heirs, successors and assigns of Lessor and Lessee.

34. Compliance with Laws, etc.

Any County of Sonoma or other public entity fees occasioned by Lessee's use of the Premises shall be the sole responsibility of Lessee. Lessee shall not use, or permit said Premises, or any part thereof, to be used for any purpose or purposes other than for which the Premises are hereby leased. Any rules or regulations deemed applicable by any governmental authority to Lessee's operation shall be promptly complied with by Lessee,

                                      39.

and Lessee agrees to indemnify and to hold harmless Lessor from any responsibility therefor. Notwithstanding any of the previous provisions of this Section, Lessee shall not be required to maintain, correct, restore or bear any costs with respect to any of the following:

         (a) Building and safety code violations, except for such requirements as are imposed upon the Premises solely because of the specific nature of Lessee's use of the Premises.

         (b) Clean-up or restoration of the environment due to hazardous waste or other environmental pollutants affecting the Premises, except for those which result from Lessee's operations on the Premises or actions taken by Lessee that result in contamination to the Premises.

         (c) Any latent defects in the structure of the Premises and any condition caused by such latent defects.

35. Liability and Indemnity

Lessee agrees to indemnify, defend and hold the Lessor harmless from all claims in negligence and torts (including costs and expenses of defending against such claims) arising or alleged to arise from any act or omission of Lessee or Lessee's agents, employees or contractors occurring during the term of this Lease in or about the Premises, except to the extent arising from the act or omission of Lessor, its agents or employees. Lessee agrees to use and to occupy the Premises at Lessee's own risk and hereby releases Lessor, and Lessor's agents and employees, from all claims for any damage or injury to person or property to the full extent permitted by law, other than any damage or injury caused by any act or omission of Lessor, its agents or employees.

                                      40.

Lessor in turn agrees to indemnify, defend and hold Lessee harmless from all claims, in negligence and torts (including costs and expenses of defending against such claims) arising or alleged to arise from any act or omission of Lessor or Lessor's agents or employees, of Lessor occurring during the term of this Lease, except to the extent arising from the act or omission of Lessee, its agents or employees.

36. Miscellaneous

         (a) The obligations of each person signing this Lease as Lessor shall be joint and several. The words "Lessor" and "Lessee" as used herein shall include the plural, as well as the singular. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience, and such captions in no way define or limit the scope or intent of any provision of this Lease.

         (b) The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

         (c) This Lease shall be construed and enforced in accordance with the laws of the State of California. This instrument, including the Exhibits hereto (which are expressly made a part of this Lease), contains the entire agreement between the parties (not including, however, any agreement as to partnership, corporation or other relationship among the parties constituting the Lessor or Lessee), and all prior negotiations and agreements are merged herein.

         (d) Except as herein otherwise specifically provided, the parties shall have all rights and remedies provided by law in the event of any default.

                                      41.

         (e) This Lease may be amended only by a writing executed by the parties hereto.

         (f) The waiving by Lessor or Lessee of any agreement, condition, or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition, or provision herein contained, nor shall any custom or practice which may develop between the parties in the administration of the terms hereof be construed to waive or to lessen the rights of Lessee or Lessor to insist upon the performance by the other in strict accordance with said terms.

         (g) Time is of the essence of this Lease and each and all of its provisions.

         (h) Lessor represents to Lessee that to the best of Lessor's knowledge:

                  (i) There exist no substances identified as hazardous or toxic by any federal, state, or local law or regulation on or under the Premises or in any water supply or groundwater located on the Premises or, in any land, water supply or groundwater adjacent to the Premises, and there are no underground tanks on the Premises; and

                                      42.

                  (ii) There are no actions, suits or proceedings, pending or threatened, against or affecting Lessor or the Premises, at law or in equity, in or before any federal, state, municipal, or other governmental court, department or agency, that involve or may affect the Premises, this Lease, or Lessee's contemplated use of the Premises.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease on January 1, 1999.

Lessor:                                     Lessee:

/s/ BRUCE B. DONNELL                        /s/ W. REED FOSTER
---------------------------                 ------------------------------------
Bruce B. Donnell                            W. Reed Foster, Chairman
                                            Ravenswood Winery, Inc.


/s/ SANDRA D. DONNELL                       /s/ JOEL E. PETERSON
---------------------------                 ------------------------------------
Sandra D. Donnell                           Joel E. Peterson, President
                                            Ravenswood Winery, Inc.

                                      43.